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                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 18, 2003, relating to the financial statements of JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Value Fund, JPMorgan All Cap Fund and JPMorgan Intrepid Investor Fund, (the "Funds"), which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
February 21, 2003